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                                                                   Exhibit 10.20

                 MEMORANDUM OF UNDERSTANDING DATED JULY 9, 1997
                    BETWEEN THE COMPANY AND CAMELBAK/FASTRAK
                                  SYSTEMS, INC.






                  [INFORMATION PLACED IN BRACKETS [ ] HAS BEEN
                    OMITTED IN ACCORDANCE WITH A CONFIDENTIAL
                   TREATMENT REQUEST PURSUANT TO RULE 406 AND
                  HAS BEEN FILED SEPARATELY WITH THE COMMISSION






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                           Memorandum of Understanding
                                     between
                            Frisby Technologies, Inc.
                                       and
                         CamelBak/FasTrak Systems, Inc.

                                  July 9, 1997

The Parties hereto agree to establish a License Agreement in order to provide FasTrak Systems, Inc. (hereinafter "FasTrak") with certain rights to develop and sell selected products that incorporate Frisby's patented COMFORTEMP(TM) foams and THERMASORB(TM) thermal additives (hereinafter "the Technology"), subject to the provisions and understandings which follow:

1. Scope of License - Frisby grants FasTrak a two (2) year exclusive license to make, use, and sell selected End-Use Products incorporating the Technology into the worldwide marketplace. For purposes of this Agreement, End-Use Products are:
Cold-weather personal and portable hydration systems for commercial and military use.

2. License Fee - In return for the exclusive License granted above, and in lieu of a License fee, FasTrak agrees, at a minimum, to perform the following actions:

o Design, produce and market at least one style (SKU) of winter hydration system incorporating COMFORTEMP(TM) for inclusion in the Winter 1997/98 product line,

o    Aggressively promote the sale of all End-Use Products by, at a minimum:

     o prominently displaying End-Use Products containing COMFORTEMP(TM) (ComforTemp(TM) banner, featured booth placement, etc.) at the 1997 Outdoor Retailer Summer Show in Salt Lake City, and all other appropriate trade shows;

     o including COMFORTEMP(TM) - based hydration systems as a featured part of all FasTrak-sponsored events/tours with COMFORTEMP(TM) prominently highlighted and positioned in all promotional materials;

     o featuring COMFORTEMP(TM) insulating foams as part of all FasTrak sales, advertising and promotional materials for FasTrak's upcoming snowboarding "compatibility program";

     o prominently featuring the COMFORTEMP(TM) logo in all advertising, brochures and promotional materials for all End-Use Products;

     o prominently displaying the COMFORTEMP(TM) hangtag (provided by Frisby) on all FasTrak End-Use Products sold containing COMFORTEMP(TM);

     o featuring COMFORTEMP(TM) in all consumer advertising related to all End-Use Products from FasTrak containing COMFORTEMP(TM).
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3. Sole Source Supply - The Parties hereto agree that Frisby will be sole source of supply for all Thermasorb(TM) additives and/or COMFORTEMP(TM) foams that may be required by FasTrak, their subcontractors and/or affiliates to support product development efforts and production requirements.

4. Purchase Requirements - Upon signing of the License, FasTrak agrees to place purchase orders for each type of COMFORTEMP required (i.e., COMFORTEMP(TM) 83LX9, 65LX9, etc.). The purchase orders shall reflect volume brackets, pricing, minimum purchase requirements and minimum delivery requirements in accordance with [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]

5. Delivery Of Product - In order to protect production lead times and customer requirements, FasTrak shall maintain an adequate inventory of COMFORTEMP(TM) on hand to support all orders due within ninety (90) days. All POs will be issued to Frisby by FasTrak not less than ninety (90) days preceding FasTrak's on-dock need dates.

6. Intellectual Property - All Technology licensed to FasTrak under this Agreement remains the exclusive intellectual property of Frisby for the commercial life of the Technology. However, if the Parties jointly develop, or FasTrak develops independently, patentable intellectual property related to the licensed Technology during the term of this License, then that Technology will become part of this Agreement with the License thereto granted to FasTrak in accordance with the License provisions in effect at that time.

7. Joint Development - The parties agree to begin an expedited joint development effort to develop and test the application of the Technology to FasTrak products for hot weather recreational use as well as for industrial and military applications such as firefighting and troop hydration products. These development efforts will include, at a minimum, the evaluation of COMFORTEMP(TM) as a replacement and/or complement to all foams and insulation currently used by FasTrak. FasTrak agrees to pay for all materials required to develop and assemble these prototype systems, and Frisby agrees to perform all reasonable in-house thermal testing for same at no charge to FasTrak.

8. Best Effort Support - Both Parties hereto agree to support new product development, new product introduction, promotion and sales of all licensed products incorporating the Technology with the best efforts of the Parties. This will include the active introduction of new products containing the Technology by FasTrak and the reasonable support by Frisby of FasTrak products containing the Technology. Frisby agrees to support FasTrak at a reasonable number of sales presentations and trade shows in order to answer any technical questions that potential customers may have. The Parties agree to collaborate on public relations and media releases respecting this Agreement and products developed containing the Technology.

FRISBY TECHNOLOGIES, INC.                   FASTRAK SYSTEMS, INC.

/s/ Gregory S. Frisby 7-17-97               /s/ Fastrak Systems, Inc. 7/11/97
------------------------------              ----------------------------------
Chief Executive Officer                     President


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                                                                    Attachment A

                            FRISBY TECHNOLOGIES, INC.

[This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]